As filed with the Securities and Exchange Commission on May 11, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Newcelx Ltd.

(Exact name of registrant as specified in its charter)

Switzerland	3841	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Hohstrasse 1 8302 Kloten, Switzerland Tel: +41.44.512.2150	Puglisi & Associates 850 Library Ave., Suite 204 Newark, DE 19711 Tel: (302) 738-6680
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary Emmanuel, Esq. Michael Soumas, Esq. Greenberg Traurig, P.A. One Azrieli Center Round Tovwer, 30th floor 132 Menachem Begin Rd Tel Aviv 6701101 Tel: +972 3 636-6000	Dr. Matthias Courvoisier Baker McKenzie Switzerland AG Holbeinstrasse 30 Zurich, Switzerland 8034 Tel: +41 44 384 14 14

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 11, 2026

Up to 2,259,217 Common Shares

NewcelX Ltd.

This prospectus relates to the resale, from time to time by the selling shareholders, or the Selling Shareholders, identified in this prospectus of up to 2,259,217 of our common shares, par value CHF 0.05 per share, or the Common Shares, consisting of: (i) 26,196 Common Shares issuable upon the conversion of 4,366 preferred shares of the Company issued in a private placement pursuant to a March 2025 securities purchase agreement, or the March 2025 SPA, (ii) 281,292 Common Shares issuable upon the conversion of 46,882 preferred participation certificates, or PPCs, of the Company issued in a private placement pursuant to an amendment to the March 2025 SPA entered into in June 2025, or the March 2025 SPA Amendment, (iii) 773,553 Common Shares issuable upon the exercise of common warrants issued in a private placement pursuant to the March 2025 SPA and March 2025 SPA Amendment, (iv) 272,726 Common Shares issued in a private placement pursuant to an April 2026 securities purchase agreement, or the April 2026 SPA, (v) 218,181 Common Shares issuable upon the exercise of pre-funded warrants issued in a private placement pursuant to the April 2026 SPA, and (vi) 687,269 Common Shares issuable upon the exercise of warrants issued in a private placement pursuant to the April 2026 SPA.

The Selling Shareholders are identified in the table commencing on page 13. No Common Shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the Common Shares by the Selling Shareholder. All net proceeds from the sale of the Common Shares covered by this prospectus will go to the Selling Shareholders. However, we may receive the proceeds from any exercise of warrants if the Selling Shareholders exercise the warrants on a cash basis, if and when exercised. See “Use of Proceeds.” The Selling Shareholder may sell all or a portion of the Common Shares from time to time in market transactions through any market on which our Common Shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution.”

Our Common Shares trade on the Nasdaq Capital Market, or Nasdaq, under the symbol “NCEL.” On May 8, 2026, the last reported sale price of our Common Shares on Nasdaq was $3.36 per share.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2026.

i

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. Neither we nor the Selling Shareholders are offering to sell the Common Shares, nor we are seeking offers to buy the Common Shares, in any jurisdictions where offers and sales are not permitted. The information contained in this prospectus and the documents incorporated by reference into this prospectus are accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Common Shares.

We are organized under the laws of Switzerland and our registered office and domicile is located in Kloten (Zurich), Switzerland. Moreover, the majority of our directors and senior management are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent solely predicated upon the federal and state securities laws of the United States. See “Enforceability of Civil Liabilities” for additional information.

For investors outside of the United States: Neither we nor the Selling Shareholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, “we,” “us,” “our,” the “Company” and “NewcelX” refer to NewcelX Ltd., and its consolidated subsidiaries.

Our functional currency is the U.S. Dollar, while the functional currency of our Israeli subsidiary, Kadimastem Ltd. is the New Israeli Shekel (NIS). Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” mean U.S. dollars.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information.

All information included herein relating to shares or price per share reflects the 1-for-10 reverse split effected by us on October 30, 2025.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Shares. Before you decide to invest in our Common Shares, you should read the entire prospectus carefully, including the “Risk Factors” section, and the financial statements and related notes thereto and the other information incorporated by reference herein.

Our Company

NewcelX is a clinical-stage pharmaceutical company focused on developing and manufacturing “off-the-shelf”, allogeneic, proprietary cell products based on its technology platform for the expansion and differentiation of hESCs into functional cells.

NewcelX’s vision is to:

●	Develop and commercialize its stem cell-based therapies for cure Type 1 Diabetes (T1D). (stem cell derived islets);

●	Replace, restore and repair the functionality of diseased and malfunctioning cells in various degenerative diseases by transplantation of healthy and functional cells;

●	Commercialize its proprietary cell lines optimized for the treatment of ALS, and other neurodegenerative diseases; and

●	Utilize the DOXA small molecules platform for clinical development of drug candidates, primarily for narcolepsy, neuroinflammation and DANS (Diabetes-Associated Neurological Disorders).

NewcelX is primarily developing two cell therapy products:

1.	NCEL-101 is NewcelX’s lead program for diabetes treatment. NCEL-101 is comprised of enriched pancreatic islet cells, mainly functional, insulin and glucagon producing and releasing cells, intended to treat and potentially cure patients with Type 1 diabetes and possibly Type 2 insulin dependent diabetes. Other development programs for diabetes are in the pipeline and include co-development with academic or commercial entities.

2.	AstroRx®, NewcelX’s platform validation product, which is an off-the-shelf cryopreserved cell therapy product in clinical development for the treatment for ALS and in pre-clinical studies for other neurodegenerative indications. AstroRx® is comprised of fully differentiated astrocytes, which are the main cells that support the CNS.

In addition, NewcelX is developing DOXA (Dual Orexin-Receptor Agonist) small molecules platform for several target indications, including sleep disorders (narcolepsy, idiopathic insomnia), Neurodegenerative/ neuroinflammation diseases (such as 𝛼-synucleinopathies) and DANS (Diabetes Associated Neurological Disorders).

Proprietary expansion and differentiation processes

NEWCELX
TOWARD A CURE FOR TYPE 1 DIABET

GMP quality Starting Material.
Pluripotent Stem Cell Expansion
Bio-Banking
Expansion and differentiation protocols
Clinical-grade Embryonic Stem Cell line
Large scale
Unlimited # of Pluripotent Stem Cell Bio-banks
Potential wide range of cells treating a wide range of diseases.

Key Platform Attributes

- Renewable pluripotent cell source enabling consistent supply
- No genetic modification required (unless indication-specific)
- Residual pluripotent cells controlled below detection limits
- Scalable for late-stage clinical development and commercialization
- Supports multi-indication expansion from a single platform

Proprietary Guided Differentiation (in-house cGMP)

- Controlled differentiation into target cell types
- Core focus:
  – Pancreatic / islet-like cells (Type 1 Diabetes)
- Platform validation:
  – Astrocytes (ALS – clinical-stage)
- Release-tested, ready-to-use formulation

1

NewcelX is an innovative biopharmaceutical company focused on developing transformative stem-cell-derived therapies for Type 1 Diabetes. Built on a validated human pluripotent stem cell (hPSC) platform, the Company’s lead program, NCEL-101, is designed to restore functional insulin production through scalable, off-the-shelf cell replacement. NewcelX is advancing a comprehensive therapeutic approach for Type 1 Diabetes integrating cell therapy, immune protection, and translational science to address critical unmet medical needs.

NewcelX is a clinical stage biotechnology company, with a unique platform for cell therapy that enables the production of off-the-shelf cell-based products for the treatment of unmet medical needs. NewcelX operates in the field of development of cell therapy and regenerative medicine. Regenerative medicine is an innovative medical research field that focuses on regeneration of tissue/organs harmed due to disease, injury or due to birth defects in patients, using one of the following two ways: (1) creating new cells, organ parts or tissues under laboratory conditions, or using donor cells, organs or parts of organs transplanted into the patient’s body in order to replace the cells or tissues damaged by disease; (2) finding and developing drugs that will help induce a process of spontaneous regeneration of the damaged tissue/organ by encouraging the adult stem cells that are regularly present in the tissue, divide, differentiate and take their place in the affected area.

NewcelX is developing revolutionary regenerative therapies based on stem cells-derived therapeutic cells, in addition to the traditional curative therapies. The stem cells-derived therapeutics technology has been developed as a platform enabling the manufacturing of islet-like endocrine cells and glia restricted progenitors thus having potential applications for diabetes, and for neurodegenerative diseases such as ALS. The therapies are scalable and industrialized, to be commercialized as a stable “off the shelf” product and reduce the cost of treatments. For this, NewcelX uses pluripotent cells (e.g. embryonic stem cells - hESCs) that have a unique ability to multiply infinitely without losing their “naivety” and to be able to become any cell type. The cell therapy products manufactured under Good Manufacturing Practices, or GMP, guidelines (similar to traditional therapeutics) in order to reach optimal clinical results. NewcelX developed a novel process to differentiate the cells in the lab to their mature phenotype, before their implantation to the patient, thus enabling the cells to confer their function immediately post treatment. Thus, NewcelX believes that its process will markedly enhance the efficiency of the treatment.

NewcelX implements a technological platform that uses pluripotent stem cells, or PSCs, either embryonic stem cells and/or induced pluripotent stem cells for the development and production of various active cells as off-the-shelf products for the treatment of a wide range of diseases. Its technological platform includes processes for the development, production and biobanks of cells at various stages of differentiation. As of the date of this proxy statement/prospectus, NewcelX focuses on the development of cell therapy products in the field of regenerative medicine for the treatment of various diseases with an emphasis on development of a cure for Type 1 diabetes. In addition, NewcelX’s proof of platform program, AstroRx®, received an IND approval for running Phase 1/2a clinical trial in the US for ALS.

April 2026 Private Placement

On April 1, 2026, we entered into definitive securities purchase agreements for a private placement financing in the amount of $1.35 million with certain accredited investors, or the April 2026 PIPE, pursuant to which we issued and sold 272,726 common shares and 218,181 pre-funded warrants at a purchase price of $2.75 per share and per pre-funded warrant. Each common shares and pre-funded warrant was issued with a common warrant to purchase up to an aggregate of 687,269 common shares at an exercise price of $3.025 per share. The common warrants shall have a term of five years. The pre-funded warrants have an exercise price of $0.06 per share and will not expire until exercised in full.

Aggregate gross proceeds from the April 2026 PIPE were $1.35 million. Cash exercise of the warrants in full would result in an additional approximately $2.1 million in gross proceeds to the Company.

The April 2026 PIPE closed on April 27, 2026.

March 2025 Private Placement

On March 27, 2025, we entered into the March 2025 SPA, with three accredited investors. Pursuant to the terms of the March 2025 SPA, we agreed to issue and sell to the investors, in a private placement offering, or the March 2025 Offering, 121,212 preferred shares with a conversion price of $16.5 per share, as well as warrants to purchase 78,788 common shares at an exercise price of $18.0 per share, for aggregate gross proceeds of $2 million. The March 2025 Offering initially closed on March 28, 2025. Pursuant to the terms of the March 2025 SPA, the investors were given the right to purchase up to $1 million of additional preferred shares on identical terms as the initial closing, subject to the Company obtaining shareholder approval. On June 26, 2025, we executed the March 2025 SPA Amendment.

Pursuant to the terms of the March 2025 SPA Amendment, the investors agreed to purchase PPCs in lieu of preferred shares with the same rights and privileges as the preferred shares. Pursuant to the terms of the March 2025 SPA Amendment, the Company agreed to issue 56,829 PPCs and 3,780 preferred shares with a conversion price of $16.5 per share, as well as warrants to purchase 39,395 common shares at an exercise price of $18.0 per share, for aggregate gross proceeds of $1 million. The second closing occurred on June 27, 2025.

In addition, on June 26, 2025, we and Alpha Capital Anstalt, or Alpha, entered into a side letter pursuant to which we issued Alpha pre-funded warrants to purchase 48,500 common shares in lieu of our prior agreement, contained in the March 2025 SPA, to issue Alpha 43,500 preferred shares (or their equivalent) to compensate Alpha for certain price protection issuances and registration obligations.

The initial and second closings of the March 2025 Offering resulted in aggregate gross proceeds of $3 million.

Throughout this prospectus, when we refer to our Common Shares being registered on behalf of the Selling Shareholders, we are referring to the Common Shares and Common Shares underlying the preferred shares, PPCs and warrants and pre-funded warrants. Throughout this prospectus, when we refer to the Selling Shareholders, we are referring to the Selling Shareholders named herein and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a Selling Shareholder as a gift, pledge, or other non-sale related transfer that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

Corporate Information

We were incorporated on June 10, 2015, as a Swiss limited company. Our registered office and principal executive office are located at Hohstrasse 1, 8302 Kloten, Switzerland. Our telephone number in Switzerland is +41.44.512.2150. Our website address is https://newcelx.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

THE OFFERING

This prospectus relates to the resale, from time to time by the Selling Shareholders, identified in this prospectus of up to 2,259,217 of our Common Shares consisting of: (i) 26,196 Common Shares issuable upon the conversion of 4,366 preferred shares of the Company issued in a private placement pursuant to the March 2025 SPA, (ii) 281,292 Common Shares issuable upon the conversion of 46,882 PPCs issued in a private placement pursuant to the March 2025 SPA Amendment, (iii) 773,553 Common Shares issuable upon the exercise of common warrants issued in a private placement pursuant to the March 2025 SPA and March 2025 Spa Amendment, (iv) 272,726 Common Shares issued in a private placement pursuant to the April 2026 SPA, (v) 218,181 Common Shares issuable upon the exercise of pre-funded warrants issued in a private placement pursuant to the April 2026 SPA, and (vi) 687,269 Common Shares issuable upon the exercise of common warrants issued in a private placement pursuant to the April 2026 SPA. All Common Shares, when sold, will be sold by the Selling Shareholders. The Selling Shareholders may sell its Common Shares from time to time at prevailing market prices.

Common Shares currently issued and outstanding	5,383,871 Common Shares.

Common Shares offered by the Selling Shareholder	7,643,088 Common Shares.

Use of proceeds	We will not receive any proceeds from the sale of the Common Shares by the Selling Shareholder. However, we may receive the proceeds from any exercise of warrants if the Selling Shareholders exercise the warrants on a cash basis, if and when exercised. See “Use of Proceeds.”

Risk factors	Investing in our Common Shares involves a high degree of risk. You should read the “Risk Factors” section starting on page 5 of this prospectus, and other information included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in the Common Shares.

Nasdaq Capital Market symbol	Our Common Shares are listed on the Nasdaq Capital Market under the symbol “NLSP”.

Unless otherwise indicated, the number of Common Shares outstanding prior to and after this offering is based on 5,383,871 Common Shares outstanding as of May 10, 2026. and excludes the following:

●	1,567,247 warrants to purchase 1,567,247 Common Shares issued as part of equity raises;

●	4,366 preferred shares convertible into 26,196 Common Shares issued to accredited investors;

●	46,882 PPCs convertible into 281,292 Common Shares issued to accredited investors;

●	854,097 prefunded warrants convertible into 854,097 Common Shares issued to accredited investors; and

●	20,881 options convertible into 20,881 Common Shares.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described below and in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information – D. Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

The sale of a substantial amount of our Common Shares, including resale of the Common Shares being registered hereunder, in the public market could adversely affect the prevailing market price of our Common Shares.

We are registering for resale up to 2,259,217 Common Shares. Sales of substantial amounts of our Common Shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Shares, and the market value of our other securities. We cannot predict if and when Selling Shareholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional Common Shares or other equity or debt securities convertible into Common Shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause the price of our Common Shares to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may”, “will”, “expect”, “anticipate”, “estimate”, “continue”, “believe”, “should”, “intend”, “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our product candidates, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	the regulatory pathways that we may elect to utilize in seeking European Medicines Agency, or EMA, the U.S. Food and Drug Administration, or FDA, and other regulatory approvals;

●	our ability to drive revenue growth, enhance research and development capabilities, and improve financial performance is subject to uncertainties;

●	that our financial position raises substantial doubt about our ability to continue as a going concern;

●	our ability to maintain listing and effectively comply with the listing requirements of the Nasdaq;

●	changes in technology and market requirements;

●	potential delays or obstacles in launching or completing clinical trials, including our expectations regarding the timing of commencing further clinical trials, the process entailed in conducting each such trial, including dosages, and the order of such trials with each of our product candidates or whether such trials will be conducted at all;

●	competitive companies, technologies and our industry;

●	the development and commercialization, if any, of any other product candidates that we may seek to develop;

●	products that may not be approved by regulatory agencies;

●	technologies that may not be validated or accepted by the scientific community;

●	the inability to retain or attract key employees;

●	unforeseen scientific difficulties with products in development;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	higher-than-expected product costs;

●	results in the laboratory that do not translate to clinical success;

●	insufficient patent protection; possible adverse safety outcomes;

●	our ability to establish and maintain strategic partnerships and other corporate collaborations;

●	risks related to changes in healthcare laws, rules and regulations in the United States or elsewhere;

●	delays in developing or introducing new technologies, products, or applications;

●	competitive pressures that could reduce market share or pricing;

●	the overall global political and economic environment in the countries in which we operate;

●	security, political and economic instability in the Middle East that could harm our business, including due to the current security situation in Israel; and

●	those factors referred to in our most recent Annual Report on Form 20-F (or any updates in our Reports on Form 6-K) incorporated by reference herein in “Item 3. Key Information - D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our most recent Annual Report on Form 20-F generally, which is incorporated by reference into this prospectus.

Those factors are also discussed in the section “Risk Factors” beginning on page 5 of this prospectus.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” on page 5 of this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether or not, as a result of new information, future events or otherwise, after the date of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Common Shares by the Selling Shareholder. All net proceeds from the sale of the Common Shares will go to the Selling Shareholders. We expect that the Selling Shareholders will sell their ordinary shares as described under “Plan of Distribution.”

We may receive proceeds from the exercise of the warrants to the extent that these warrants are exercised for cash by the Selling Shareholders. The warrants, however, are exercisable on a cashless basis (which could only occur if this registration statement is no longer effective or the prospectus contained herein is not available for resale of the ordinary shares underlying the warrants held by the Selling Shareholders). If all of the warrants mentioned above were exercised for cash in full, the proceeds would be approximately $4.2 million. We intend to use the net proceeds of such warrant exercise, if any, for general corporate purposes, which may include but are not limited to, working capital and funding our research and development programs. Pending such uses, we intend to invest the net proceeds in bank deposits. We can make no assurances that any of the warrants will be exercised, or if exercised, that they will be exercised for cash, the quantity which will be exercised or in the period in which they will be exercised.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2025:

●	on an actual basis; and

●	on a pro forma basis to give effect to the issuance and sale of 272,726 Common Shares and 218,181 pre-funded warrants at a purchase price of $2.75 per share and per pre-funded warrant together with common warrants to purchase up to an aggregate of 687,269 Common Shares in the April 2026 PIPE for aggregate gross proceeds of $1.35 million, conversion of 250,000 prefunded warrants to 250,000 Common Shares, as well as conversion of 9,945 PPCs and 662 preferred shares into 63,640 common shares, as if such event had occurred on December 31, 2025.

The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus, including the section entitled “Item 5. Operating and Financial Review and Prospects” and our financial statements and related notes included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on May 4, 2026, and incorporated by reference herein.

	As of December 31, 2025
U.S. dollars in thousands	Actual (audited)	Pro Forma (unaudited)
Cash and cash equivalents	$2,201	$3,551
Shareholders’ equity:
Preferred shares, CHF 0.05 par value, 5,029 registered shares issued and outstanding actual; and 4,368 registered shares issued and outstanding pro forma	*	*
Preferred participation certificates, CHF 0.05 par value, 56,829 registered shares issued and outstanding actual; and 46,884 registered shares issued and outstanding pro forma	4	3
Common shares, CHF 0.05 ($0.06) par value, 4,797,505 registered shares issued and outstanding actual; and 5,383,871 registered shares issued and outstanding pro forma	291	323
Additional paid-in capital	93,691	95,010
Accumulated deficit	(84,891)	(84,891)
Foreign currency translation reserve	(1,845)	(1,845)
Total shareholders’ equity	7,250	8,600

The table above is based on 4,797,505 Common Shares outstanding as of December 31, 2025. This number excludes:

●	238,129 warrants to purchase 238,129 Common Shares issued as part of equity raises;

●	5,029 preferred shares convertible into 5,029 Common Shares issued to accredited investors;

●	56,829 preferred participation certificates convertible into 56,829 Common Shares issued to accredited investors;

●	885,916 prefunded warrants convertible into 885,916 Common Shares issued to accredited investors; and

●	11,010 options convertible into 11,010 Common Shares;

Unaudited Pro Forma Condensed Combined Financial Information

On October 30, 2025, NewcelX (then known as NLS Pharmaceutics Ltd.), a Swiss corporation, consummated the previously announced transactions pursuant to that certain Agreement and Plan of Merger, dated as of November 4, 2024 (as amended, the “Merger Agreement”), by and among NewcelX, NLS Pharmaceutics (Israel) Ltd., an Israeli company and a wholly owned subsidiary of NewcelX, (“Merger Sub”), and Kadimastem Ltd., an Israeli company (“Kadimastem”). The transactions contemplated by the Merger Agreement are hereinafter referred to as the “Merger.” In connection with the consummation of the Merger (the “Closing”), NewcelX changed its name from “NLS Pharmaceutics Ltd.” to “NewcelX Ltd.”.

Pursuant to the Merger Agreement, among other things, (i) Kadimastem merged with and into Merger Sub, with Merger Sub as the surviving company, and (ii) at the effective time of the Merger (the “Effective Time”), each issued and outstanding ordinary share of Kadimastem, no par value (“Kadimastem Ordinary Share”), was exchanged for and automatically converted into the right to receive from NewcelX that certain number of fully paid and nonassessable common shares, 0.05 Swiss Franc (CHF) par value per share, of NewcelX (“common share”) as calculated in accordance with the terms of the Merger Agreement. Pursuant to the Merger Agreement, the holders of Kadimastem ordinary shares outstanding immediately prior to the Merger received 0.706 NewCelX common shares in exchange for each Kadimastem ordinary share in the Merger. The exchange ratio also reflects the 1-for-10 reverse share split effected by NewCelX in connection with the Merger. In connection with the consummation of the Merger, NewcelX changed its name from “NLS Pharmaceutics Ltd.” to “NewcelX Ltd.”.

At the Closing, each warrant to purchase ordinary shares of Kadimastem, or Kadimastem Warrant, and option to acquire ordinary shares of Kadimastem, or Kadimastem Option, was converted into warrants to purchase a number of NewcelX, as determined by NewcelX, or Adjusted Warrants, and options to purchase a number of ordinary shares of NewcelX, as determined by NewcelX, or Adjusted Options, respectively, based on the Exchange Ratio. The Adjusted Warrants and the Adjusted Options have substantially similar terms and conditions as were applicable to the NewcelX Warrants and NewcelX Options immediately prior to the Closing.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only, does not necessarily reflect what the actual consolidated results of operations would have been had the acquisition occurred on January 1, 2025 and may not be useful in predicting future consolidated results of operations. The pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X under Securities Act of 1933, as amended.

For accounting purposes, the Merger was treated as a reverse triangular merger pursuant to ASC 805 Business Combinations such that NLS has been identified as the legal acquirer as it issued securities to Kadimastem whose equity interests are acquired (legal acquiree) and was the acquirer for accounting purposes. The Merger was accounted for using the acquisition method.

The unaudited pro forma combined statement of operations and comprehensive loss for the year ended December 31, 2025 combine the historical statements of operations of NewcelX and Kadimastem, giving effect to the Merger as if it had occurred on January 1, 2025.

The following unaudited pro forma condensed combined financial information presents the pro forma effects of the Merger.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2025

(In thousands, except share and per share amounts)	NewcelX Ltd	NLS Pharmaceuticals Ltd.	Transaction Accounting Adjustments	Note References	Pro Forma Combined NewcelX Ltd.
Operating expenses:
Research and development, net	$(1,126)	$(232)	$-		$(1,358)
General and administrative	(1,348)	(4,176)	-	A	(5,524)
Other Expense	(88)	-	-		(88)
Operating Loss	(2,562)	(4,408)	-		(6,970)

Finance income	369	-	-		369
Finance expenses	(6,107)	(16)	6,008	B	(115)
Finance expenses, net	(5,738)	(16)	6,008		254

Net Loss	(8,300)	(4,424)	6,008		(6,716)

Net loss attributable to common shareholders	(8,300)	(4,424)	6,008		(6,716)

Basic and diluted loss per share (in USD)	$(2.16)	$-	$-		$(1.64)

Weighted average common shares used in computing basic and diluted net loss per common share
Basic and Diluted	3,843,907	-	-	C	4,099,606

Comprehensive (loss) income:
Net Loss	$(8,300)	$(4,424)	$6,008		$(6,716)

Adjustments arising from translating financial statements from functional currency to presentation currency	(751)	-	-		(751)

Total comprehensive loss	$(9,051)	(4,424)	6,008		$(7,467)

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Transaction Accounting Adjustments

Transaction adjustments are necessary to reflect the impact on the statement of operations and comprehensive loss of the acquisition as if the companies had been combined as of January 1, 2025. The transaction adjustments included in the unaudited pro forma condensed combined financial information are as follows:

A.	Historical general and administrative expenses of NLS Pharmaceuticals Ltd. include $1,315 thousand of one-time transaction costs related to the merger, mainly professional, legal, and advisory fees.

B.	Reflects the elimination of interest expense on convertible notes and related changes in fair value of derivative liability, which were converted immediately prior to the closing of the Merger.

C.	The weighted average shares calculation gives retroactive effect to the exchange ratio of 0.706 as if the merger had occurred on January 1, 2025.

SELLING SHAREHOLDERS

The Common Shares being offered by the Selling Shareholders consist of: (i) 26,196 Common Shares issuable upon the conversion of 4,366 preferred shares of the Company issued in a private placement pursuant to the March 2025 SPA, (ii) 281,292 Common Shares issuable upon the conversion of 46,882 PPCs issued in a private placement pursuant to the March 2025 SPA Amendment, (iii) 773,553 Common Shares issuable upon the exercise of common warrants issued in a private placement pursuant to the March 2025 SPA and March 2025 Spa Amendment, (iv) 272,726 Common Shares issued in a private placement pursuant to the April 2026 SPA, (v) 218,181 Common Shares issuable upon the exercise of pre-funded warrants issued in a private placement pursuant to the April 2026 SPA, and (vi) 687,269 Common Shares issuable upon the exercise of common warrants issued in a private placement pursuant to the April 2026 SPA.

For additional information regarding the issuance of those warrants to purchase ordinary shares, see “Prospectus Summary – April 2026 Private Placement” and “Prospectus Summary – March 2025 Private Placement” above. We are registering the Common Shares in order to permit the selling shareholders to offer the ordinary shares for resale from time to time.

Within the past three years, the Selling Shareholder have not held a position as an officer or a director of ours, nor have the Selling Shareholders had any material relationship of any kind with us or any of our affiliates, unless otherwise affiliated. All information with respect to share ownership has been furnished by the Selling Shareholders, unless otherwise noted. The Common Shares being offered are being registered to permit public secondary trading of such Common Shares and the Selling Shareholders may offer all or part of the Common Shares it owns for resale from time to time pursuant to this prospectus. The Selling Shareholders do not have any family relationships with our officers, directors or controlling shareholders.

The term “Selling Shareholder(s)” also includes any transferees, pledgees, donees, or other successors in interest to the Selling Shareholder named in the table below. Unless otherwise indicated, to our knowledge, the person named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the Common Shares set forth opposite to its name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to the named Selling Shareholder who are able to use this prospectus to resell the Common Shares offered hereby.

A selling shareholder who is an affiliate of a broker-dealer and any participating broker-dealer is deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions or discounts given to any such selling shareholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. To our knowledge, the Selling Shareholders are not an affiliate of a broker-dealer and are not a participating broker-dealers.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and includes Common Shares with respect to which the Selling Shareholders have voting and investment power. The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the Common Shares held by the Selling Shareholders. The second column lists the number of Common Shares beneficially owned by the Selling Shareholder based on its ownership of Common Shares as of May 11, 2026.

The third column lists the maximum number of Common Shares being offered by this prospectus by the Selling Shareholders. The number of shares that may actually be sold by the Selling Shareholders may be fewer than the number of shares being offered by this prospectus.

The fourth column assumes the sale of all of the Common Shares offered by the Selling Shareholders pursuant to this prospectus. The table below in the first column lists the Selling Shareholders and other information regarding the beneficial ownership of the Common Shares held by it.

In accordance with the terms of the April 2026 SPA, the March 2025 SPA and the March 2025 SPA Amendment with the Selling Shareholders, this prospectus generally covers the resale of the maximum number of Common Shares sold to them, and Common Shares issuable upon conversion of preferred shares and PPCs and exercise of common warrants and pre-funded warrants issued to them in the respective private placement. Because the number of Common Shares may be adjusted for reverse and forward share splits, share dividends, share combinations and other similar transactions, the number of Common Shares that will actually be issued may be more or less than the number of Common Shares being offered by this prospectus. Under the terms of the warrants, a Selling Shareholder may not exercise the warrants to the extent such exercise would cause such Selling Shareholder, together with its affiliates, to beneficially own a number of Common Shares which would exceed 4.99% or 9.99% of our then outstanding Common Shares following such exercise, excluding for purposes of such determination, Common Shares not yet issuable upon exercise of the warrants which have not been exercised. The number of Common Shares does not reflect this limitation. The Selling Shareholders may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

	Number of Common Shares Owned Prior to Offering			Maximum Number of Common Shares to be Offered Pursuant to this		Number of Common Shares Owned After Offering
Name of Selling Shareholder	Number(1)		Percent(3)	Prospectus		Number(2)		Percent(3)
Alpha Capital Anstalt(4)	2,077,527	(5)	9.9%	1,234,369	(6)	843,158	(7)	9.9%
League Jinn Sarl(8)	1,316,267	(9)	9.9%	327,271	(10)	988,996	(11)	9.9%
Michel Revel(12)	1,073,213	(13)	9.9%	130,908	(14)	942,305	(15)	9.9%
RainForest Partners LLC(16)	237,595	(17)	4.2%	234,935	(18)	2,660	(19)	*
Hewlett Fund LP(20)	174,111	(21)	3.1%	135,371	(22)	38,740	(23)	*
Olivier Samuel(24)	199,020	(25)	3.6%	196,363	(26)	2,657	(27)	*

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Common Shares subject to options or warrants currently exercisable, or exercisable within 60 days of May 10, 2026, are counted as outstanding for computing the percentage of the Selling Shareholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other Selling Shareholder.

(2)	Assumes the sale of all Common Shares being offered pursuant to this prospectus.

(3)	Assumes the full exercise of warrants, subject to the beneficial ownership limitations contained in such warrants.

(4)	Nicola Feuerstein, a Director of the selling shareholder, holds voting and dispositive power over the securities held by the selling shareholder. The address for the selling shareholder is Lettstrasse 32, Vaduz 9490, Liechtenstein.

(5)	Consists of (i) 232,584 common shares, (ii) 14,166 Common Shares issuable upon conversion of 2,361 preferred shares, (iii) 213,102 Common Shares issuable upon conversion of 35,517 PPCs, (iv) 483,467 Common Shares issuable upon exercise of common warrants issued in the March 2025 Offering, (v) 305,453 Common Shares issuable upon exercise of common warrants issued in the April 2026 Offering, (vi) 218,181 Common Shares issuable upon exercise of pre-funded warrants issued in the April 2026 Offering, and (vii) 610,574 Common Shares issuable upon exercise of other pre-funded warrants held by the selling shareholder. The common warrants are subject to a beneficial ownership limitation of 9.99%, and the pre-funded warrants are subject to a beneficial ownership limitation of 4.99% (or upon election of the selling shareholder, 9.99%). Such limitation restricts the selling shareholder from exercising that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of Common Shares in excess of the beneficial ownership limitation.

(6)	Consists of (i) 14,166 Common Shares issuable upon conversion of 2,361 preferred shares, (ii) 213,102 Common Shares issuable upon conversion of 35,517 PPCs, (iii) 483,467 Common Shares issuable upon exercise of common warrants issued in the March 2025 Offering, (iv) 305,453 Common Shares issuable upon exercise of common warrants issued in the April 2026 Offering, and (v) 218,181 Common Shares issuable upon exercise of pre-funded warrants issued in the April 2026 Offering.

(7)	Consists of (i) 232,584 common shares, and (ii) 610,574 Common Shares issuable upon exercise of other pre-funded warrants held by the selling shareholder. The pre-funded warrants are subject to a beneficial ownership limitation of 4.99% (or upon election of the selling shareholder, 9.99%). Such limitation restricts the selling shareholder from exercising that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of Common Shares in excess of the beneficial ownership limitation.

(8)	Julien Ruggieri, the sole manager of League Jinn Sarl, holds voting and dispositive power over the securities held by League Jinn Sarl. The address of League Jinn Sarl is 4-6 Rue Du Fort Rheinsheim, L-2419, Luxemburg.

(9)	Consists of (i) 1,104,568 Common Shares including 136,363 Common Shares issued in the April 2026 Offering, (ii) 190,908 Common Shares issuable upon exercise of common warrants issued in the April 2026 Offering, and (iii) 20,791 Common Shares issuable upon exercise of other common warrants held by the selling shareholder. The common warrants are subject to a beneficial ownership limitation of 9.99%. Such limitation restricts the selling shareholder from exercising that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of Common Shares in excess of the beneficial ownership limitation.

(10)	Consists of (i) 136,363 Common Shares issued in the April 2026 Offering, and (ii) 190,908 Common Shares issuable upon exercise of common warrants issued in the April 2026 Offering.

(11)	Consists of (i) 968,205 Common Shares, and (ii) 20,791 Common Shares issuable upon exercise of other common warrants held by the selling shareholder. The common warrants are subject to a beneficial ownership limitation of 9.99%. Such limitation restricts the selling shareholder from exercising that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of Common Shares in excess of the beneficial ownership limitation.

(12)	The address of the selling shareholder is 52 HaNasi HaRishon Street, Rehovot, Israel, 7630242.

(13)	Consists of (i) 976,431 Common Shares (of which 18,901 Common Shares are held by Revel Family Ltd, a company controlled by the selling shareholder) including 54,545 Common Shares issued in the April 2026 Offering, (ii) 76,363 Common Shares issuable upon exercise of common warrants issued in the April 2026 Offering, (iii) 18.901 Common Shares issuable upon exercise of other common warrants held by Revel Family Ltd, and (iv) 1,518 common shares issuable upon exercise of options. The common warrants are subject to a beneficial ownership limitation of 9.99%. Such limitation restricts the selling shareholder from exercising that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of Common Shares in excess of the beneficial ownership limitation.

(14)	Consists of (i) 54,545 Common Shares issued in the April 2026 Offering, and (ii) 76,363 Common Shares issuable upon exercise of common warrants issued in the April 2026 Offering.

(15)	Consists of (i) 921,886 Common Shares (of which 18,901 Common Shares are held by Revel Family Ltd, a company controlled by the selling shareholder (ii) 18,901 Common Shares issuable upon exercise of other common warrants held by Revel Family Ltd, and (iii) 1,518 common shares issuable upon exercise of options. The common warrants are subject to a beneficial ownership limitation of 9.99%. Such limitation restricts the selling shareholder from exercising that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of Common Shares in excess of the beneficial ownership limitation.

(16)	Rainforest Partners LLC is controlled by Mark Weinberger, its managing member. The address of Rainforest Partners LLC is 850 East 26th Street, Brooklyn, NY 11210.

(17)	Consists of (i) 100 Common Shares, (ii) 12,030 Common Shares issuable upon conversion of 2,005 preferred shares, (iii) 68,190 Common Shares issuable upon conversion of 11,365 PPCs, (iv) 154,715 Common Shares issuable upon exercise of common warrants issued in the March 2025 Offering, and (iv) 2,560 Common Shares issuable upon exercise of other common warrants held by the selling shareholder. The common warrants are subject to a beneficial ownership limitation of 9.99%. Such limitation restricts the selling shareholder from exercising that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of Common Shares in excess of the beneficial ownership limitation.

(18)	Consists of (i) 12,030 Common Shares issuable upon conversion of 2,005 preferred shares, (ii) 68,190 Common Shares issuable upon conversion of 11,365 PPCs, and (iii) 154,715 Common Shares issuable upon exercise of common warrants issued in the March 2025 Offering. The common warrants are subject to a beneficial ownership limitation of 9.99%. Such limitation restricts the selling shareholder from exercising that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of Common Shares in excess of the beneficial ownership limitation.

(19)	Consists of (i) 100 Common Shares, and (ii) 2,560 Common Shares issuable upon exercise of other common warrants held by the selling shareholder. The common warrants are subject to a beneficial ownership limitation of 9.99%. Such limitation restricts the selling shareholder from exercising that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of Common Shares in excess of the beneficial ownership limitation.

(20)	The Hewlett Fund LP is controlled by Martin Chopp, its managing member. The address of the The Hewlett Fund LP is 100 Merrick Road–Suite 400W, Rockville Centre, NY 11570.

(21)	Consists of (i) 38,740 Common Shares, and (ii) 135,371 Common Shares issuable upon exercise of common warrants issued in the March 2025 Offering. The common warrants are subject to a beneficial ownership limitation of 9.99%. Such limitation restricts the selling shareholder from exercising that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of Common Shares in excess of the beneficial ownership limitation.

(22)	Consists of 135,371 Common Shares issuable upon exercise of common warrants issued in the March 2025 Offering. The common warrants are subject to a beneficial ownership limitation of 9.99%. Such limitation restricts the selling shareholder from exercising that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of Common Shares in excess of the beneficial ownership limitation.

(23)	Consists of 38,740 Common Shares.

(24)	The selling shareholder is a member of the Company’s board of directors with an address c/o NewcelX Ltd. Hohstrasse 1, 8302 Kloten, Switzerland.

(25)	Consists of (i) 81,818 Common Shares, (ii) 114,545 Common Shares issuable upon exercise of common warrants issued in the April 2026 Offering, and (iii) 2,657 Common Shares issuable upon exercise of options. The common warrants are subject to a beneficial ownership limitation of 9.99%. Such limitation restricts the selling shareholder from exercising that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of Common Shares in excess of the beneficial ownership limitation.

(26)	Consists of (i) 81,818 Common Shares, and (ii) 114,545 Common Shares issuable upon exercise of common warrants issued in the April 2026 Offering.

(27)	Consists of 2,657 Common Shares issuable upon exercise of options.

PLAN OF DISTRIBUTION

We are registering Common Shares issuable upon the conversion of preferred shares and PPCs of the Company and upon exercise of common warrants issued in the March 2025 Offering as well as Common Shares and Common Shares issuable upon exercise of common warrants and pre-funded warrants issued in the April 2026 Offering to permit the resale of these Common Shares by the holders of such shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the Common Shares. However, we may receive the proceeds from any exercise of warrants if the Selling Shareholders exercise the warrants on a cash basis, if and when exercised. We will bear all fees and expenses incident to our obligation to register the Common Shares.

The Selling Shareholder may sell all or a portion of the Common Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Common Shares are sold through underwriters or broker-dealers, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Common Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the effective date of this Registration Statement;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the Selling Shareholder effect such transactions by selling Common Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of the Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Common Shares or otherwise, the Selling Shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Common Shares in the course of hedging in positions they assume. The Selling Shareholder may also sell Common Shares short and deliver Common Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholder may also loan or pledge Common Shares to broker-dealers that in turn may sell such shares.

The Selling Shareholder may pledge or grant a security interest in some or all of the Common Shares, or preferred shares, PPCs, common warrants and pre-funded warrants owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholder may also transfer and donate the Common Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholder and any broker-dealer participating in the distribution of the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Common Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Common Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Shareholder will sell any or all of the Common Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Common Shares by the Selling Shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Common Shares to engage in market-making activities with respect to the Common Shares. All of the foregoing may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares.

We will pay all expenses of the registration of the Common Shares including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholder against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the Selling Shareholder will be entitled to contribution. We may be indemnified by the Selling Shareholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Common Shares will be freely tradable in the hands of persons other than our affiliates.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	$1,015.56
Printer fees and expenses	$1,000
Legal fees and expenses	$25,000
Accounting fees and expenses	$5,000
Miscellaneous	$—
Total	$32,015.56

LEGAL MATTERS

Certain legal matters concerning this prospectus will be passed upon for us by Greenberg Traurig P.A., Tel Aviv, Israel. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus will be passed upon for us by Baker McKenzie Switzerland AG, Zurich, Switzerland.

EXPERTS

The consolidated financial statements of NewcelX Ltd. appearing in NewcelX Ltd.'s Annual Report (Form 20-F) for the year ended December 31, 2025 have been audited by Kost Forer Gabbay & Kasierer, a Member of EY Global, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1D to the consolidated financial statements), incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of Switzerland and our registered office and domicile is located in Kloten (Zurich), Switzerland. Moreover, none of our directors and senior management are residents of the United States, and all or a substantial portion of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States.

We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result was incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

Switzerland and the United States do not have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

●	the non-Swiss court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

●	the judgment of such non-Swiss court has become final or non-appealable by ordinary appeal;

●	the judgment does not contravene Swiss public policy;

●	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

●	no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to this offering of our Common Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our senior management, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We maintain a corporate website at https://newcelx.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

●	our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 29, 2026; and

●	the description of our Common Shares contained in our Registration Statement on Form 8-A filed with the SEC on January 28, 2021, as amended by Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 29, 2026, and including any further amendment or report to be filed for the purpose of updating such description.

In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address: The Circle 6, 8058 Zurich, Switzerland, Attention: Chief Financial Officer.

Up to 2,259,217 Common Shares

PROSPECTUS

                                                               , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors, Officers and Employees

Under Swiss law, a corporation may indemnify its directors or officers against losses and expenses (except for such losses and expenses arising from willful misconduct or negligence, although legal scholars advocate that at least gross negligence be required; however, some scholars also advocate that with any breach of duty, indemnification by the Company is not permissible), including attorney’s fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of, or serving at the request of, the corporation.

Subject to Swiss law, our articles of association provide for indemnification of the existing and former members of our board of directors, senior management, and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permit us to advance the expenses of defending any act, suit or proceeding to members of our board of directors and senior management.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of his or her duties under the employment agreement with the Company.

We have entered into indemnification agreements with each of the members of our board of directors and senior management in the form to be filed as an exhibit to this registration statement upon the completion of this offering. We have also obtained directors’ and officers’ liability insurance to cover certain actions undertaken by our board of directors and senior management.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Item 9. Exhibits and Financial Statement Schedules

Exhibit Number	Exhibit Description
3.1	Amended and Restated Articles of Association of NewcelX Ltd. (filed as Exhibit 1.1 to Annual Report on Form 20-F filed April 29, 2026).
5.1*	Opinion of Baker McKenzie AG, Swiss counsel to NewcelX Ltd.
10.1	Form of Securities Purchase Agreement, by and between NewcelX Ltd. and certain accredited investors, dated March 26, 2025 (filed as Exhibit 99.1 to Form 6-K (File No. 001-39957) filed March 31, 2025).
10.2	Common Shares Purchase Agreement, by and between NewcelX Ltd. and an institutional investor, dated March 28, 2025 (filed as Exhibit 99.3 to Form 6-K (File No. 001-39957) filed March 31, 2025).
10.3	Form of Pre-Funded Warrant (filed as Exhibit 99.4 to Form 6-K (File No. 001-39957) filed March 31, 2025).
10.4	Form of Common Warrant (filed as Exhibit 99.5 to Form 6-K (File No. 001-39957) filed April 4, 2025).
10.5	Form of Registration Rights Agreement, by and between NewcelX Ltd. and the investors party thereto, dated March 26, 2025 (filed as Exhibit 99.2 to Form 6-K (File No. 001-39957) filed March 31, 2025).
10.6	Amendment to Securities Purchase Agreement, dated June 26, 2025, by and between NewcelX Ltd. and certain accredited investors (filed as Exhibit 99.2 to Form 6-K (File No. 001-39957) filed June 30, 2025).
10.7	Side Letter (filed as Exhibit 99.4 to Form 6-K (File No. 001-39957) filed June 31, 2025).
10.8	Form of Securities Purchase Agreement dated as of April 1, 2026, between the Company and the investors signatory thereto (filed as Exhibit 10.1 to Form 6-K filed on April 1, 2026).
10.9	Form of Common Warrant (filed as Exhibit 10.2 to Form 6-K filed on April 1, 2026).
10.10	Form of Pre-Funded Warrant (filed as Exhibit 10.3 to Form 6-K filed on April 1, 2026).
23.1*	Consent of Kost Forer Gabbay & Kasierer, a member of EY Global
23.3*	Consent of Baker McKenzie AG, Swiss counsel to NewcelX Ltd. (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page).
107*	Filing Fee Table

*	Filed herewith.

Financial Statement Schedules:

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the Company’s financial statements and related notes thereto.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

i.	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on May 11, 2026.

NLS Pharmaceutics Ltd.

By:	/s/ Ronen Twito
Ronen Twito
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Ronen Twito and Omri Hagai, acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto or any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronen Twito	Chief Executive Officer and Executive Chairman	May 11, 2026
Ronen Twito	(Principal Executive Officer)

/s/ Omri Hagai	Chief Financial Officer and Chief Operating Officer	May 11, 2026
Omri Hagai	(Principal Financial and Accounting Officer)

/s/ Michel Revel	Directors	May 11, 2026
Michel Revel

/s/ Alexander Zwyer	Director	May 11, 2026
Alexander Zwyer

/s/ Olivier Samuel	Director	May 11, 2026
Olivier Samuel

/s/ Eran Iohan	Director	May 11, 2026
Eran Iohan

/s/ Liora Oren	Director	May 11, 2026
Liora Oren

/s/ Tamar Galili	Director	May 11, 2026
Tamar Galili

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of NewcelX Ltd., has signed this registration statement on May 11, 2026.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director